      EXHIBIT 99.3

BLACK HILLS CORPORATION

UNAUDITED PRO FORMA COMBINED CONDENSED
FINANCIAL INFORMATION

BLACK HILLS CORPORATIONUNAUDITED
PRO FORMA COMBINED CONDENSED BALANCE SHEETS

September 30, 2002
(in thousands)

	Historical
	Black Hills	Mallon	Pro Forma Adjustments		Pro Forma Amounts
ASSETS
Current assets:
Cash and cash equivalents	$74,778	$1,104	—		$75,882
Receivables	157,754	685	—		158,439
Other current assets	84,815	202	—		85,017

Total current assets	317,347	1,991	—		319,338
Property, plant and equipment, net	1,431,110	30,409	25,122	(a)	1,486,641
Other assets	155,465	1,159	641	(b)	157,265

Total assets	$1,903,922	$33,559	$25,763		$1,963,244

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$142,464	$2,912	$—		$145,376
Current maturities of long-term debt	17,306	28,671	5,157	(c)	51,134
Notes payable	383,521	—	6,130	(d)	389,651
Other current liabilities	89,743	2,081	(1,229	)(e)	90,595

Total current liabilities	633,034	33,664	10,058		676,756

Long-term debt, net of current maturities	561,399	3,724	(624	)(f)	564,499

Deferred credits and other liabilities	158,046	1,522	(1,522	)(e)	158,046

Minority interest in subsidiaries	16,616	—	—		16,616

Mandatorily redeemable common stock	—	5,362	(5,362	)(g)	—

Stockholders' equity:
Preferred stock	5,549	—	—		5,549
Common stock equity	27,056	109	373	(h)	27,538
Additional paid-in capital	243,599	92,973	(80,955	)(h)	255,617
Retained earnings	272,339	(101,044)	101,044	(h)	272,339
Treasury stock, at cost	(1,756)	—	—		(1,756)
Accumulated other comprehensive loss	(11,960)	(2,751)	2,751	(e)	(11,960)

Total stockholders' equity	534,827	(10,713)	23,213		547,327

Total liabilities and stockholders' equity	$1,903,922	$33,559	$25,763		$1,963,244

BLACK HILLS CORPORATIONUNAUDITED
PROFORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

For the Nine Months ended September 30, 2002(in
thousands, except per share amounts)

	Historical
	Black Hills	Mallon	Proforma Adjustments		Pro Forma Amounts
Operating revenues	$312,215	$7,975	$—		$320,190

Operating expenses:
Fuel and purchased power	52,695	—	—		52,695
Operations and maintenance	47,296	5,302	—		52,598
Administrative and general	46,118	3,111	—		49,229
Depreciation, depletion and amortization	52,027	4,001	(742	)(i)	55,286
Taxes, other than income taxes	17,889	—	—		17,889
Impairment of oil and gas properties	—	954	—		954

	216,025	13,368	(742)		228,651

Equity in earnings of unconsolidated affiliates	4,187	—	—		4,187

Operating income (loss)	100,377	(5,393)	742		95,726

Other income (expense):
Interest expense	(30,171)	(3,156)	2,369	(j)	(30,958)
Interest income	1,748	26	—		1,774
Other expense	(206)	—	—		(206)
Other income	2,654	—	—		2,654

	(25,975)	(3,130)	2,369		(26,736)

Income (loss) from continuing operations	74,402	(8,523)	3,111		68,990
Minority interest	(2,614)	—	—		(2,614)
Income taxes	(24,725)	—	1,894	(k)	(22,831)

Net income (loss)	47,063	(8,523)	5,005		43,545
Accretion of mandatorily redeemable common stock	—	(509)	509	(g)	—
Preferred stock dividends	(168)	—	—		(168)

Net income (loss) available for common stock	$46,895	$(9,032)	$5,514		$43,377

Weighted average common shares outstanding:
Basic	26,778	—	482	(h)	27,260

Diluted	27,052	—	482	(h)	27,534

Earnings per share:
Basic	$1.75	—	—		$1.59
Diluted	$1.73	—	—		$1.58

The accompanying notes to condensed consolidated financial statements are an integral part of these condensed consolidated financial statements.

BLACK HILLS CORPORATIONUNAUDITED
PROFORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

For the Year ended December 31, 2001(in
thousands, except per share amounts)

	Historical
	Black Hills	Mallon	Pro Forma Adjustments		Pro Forma Amounts
Operating revenues	$461,938	$19,340	$—		$481,278

Operating expenses:
Fuel and purchased power	86,245	—	—		86,245
Operations and maintenance	65,556	12,049	—		77,605
Administrative and general	78,339	6,439	—		84,778
Depreciation, depletion and amortization	53,811	7,399	(3,373	)(i)	57,837
Taxes, other than income taxes	22,993	—	—		22,993
Loss on sale of oil and gas properties	—	3,109	—		3,109
Impairment of oil and gas properties	—	16,418	—		16,418

	306,944	45,414	(3,373)		348,985

Equity in earnings of unconsolidated affiliates	14,776	—	—		14,776

Operating income (loss)	169,770	(26,074)	3,373		147,069

Other income (expense):
Interest expense	(39,479)	(5,716)	3,216	(j)	(41,979)
Interest income	2,372	425	—		2,797
Other expense	(4,759)	—	—		(4,759)
Other income	14,016	—	—		14,016

	(27,850)	(5,294)	3,216		(29,925)

Income (loss) from continuing operations	141,920	(31,365)	6,589		117,144
Minority interest	(4,186)	—	—		(4,186)
Income taxes	(50,150)	—	8,672	(k)	(41,478)

Net income (loss)	87,584	(31,365)	15,261		71,480
Accretion of mandatorily redeemable common stock	—	(605)	605	(g)	0
Preferred stock dividends	(527)	(21)	—		(548)

Net income (loss) available for common stock	$87,057	$(31,991)	$15,866		$70,932

Weighted average common shares outstanding:
Basic	25,374	—	482	(h)	25,856

Diluted	25,771	—	482	(h)	26,253

Earnings per share:
Basic	$3.43	—	—		$2.74
Diluted	$3.38	—	—		$2.72

The accompanying notes to condensed consolidated financial statements are an integral part of these condensed consolidated financial statements.

BLACK HILLS CORPORATION

NOTES TO UNAUDITED PRO FORMACOMBINED
CONDENSED FINANCIAL STATEMENTS

1. Basis of Presentation

The unaudited pro forma combined condensed financial statements reflecting purchase method accounting. Black Hills has allocated the total purchase price to the assets and liabilities of Mallon based on their estimated fair values. The estimated amounts and components of the purchase price, along with the preliminary allocation of the purchase price, are presented below. Amounts in thousands.

Preliminary Purchase Price	Cost
Common stock issued, net of registration costs	$12,500
Cash payment for debt and related derivatives	30,528
Additional loan to Mallon	3,200
Additional liabilities assumed	10,594
Acquisition Costs	2,500

$59,322

Preliminary Purchase Price Allocation	Cost
Current assets	$1,991
Proved reserves	27,904
Unevaluated acreage	13,127
Other property and equipment	12,100
Other assets	4,200

$59,322

2.    Pro Forma Adjustments

The following adjustments have been reflected in the unaudited pro forma condensed consolidated financial statements (all amounts in thousands):

(a)	Reflects adjustment to fair market value of oil and gas reserves and property and equipment.

(b)	Reflects adjustment to deferred tax assets as a result of expected utilization of certain historical Mallon net operating losses in future Black Hills consolidated tax returns.

(c)

Reflects the debt acquisition and hedge settlement costs of $30,528 related to Aquila (see “Credit Agreement” on page__), an additional $3,200 borrowed to Mallon, and $100 in accelerated mortgage payment due on a change in control, all financed through Black Hills’ credit facility.

(d)	Reflects additional liabilities assumed plus acquisition costs.

(e)	In conjunction with the transaction with Aquila, all derivative related amounts have been eliminated.

(f)	Mallon’s long-term debt has been adjusted to reflect the remaining third party long-term debt obligations that will exist upon completion of the merger.

(g)	Reflects Aquila’s release of Mallon’s obligation to redeem 490,000 shares of Mallon common stock, and elimination of accretion related thereto.

(h)

Changes to common stock equity reflect the retirement of approximately 10,950 shares of $0.01 par value Mallon common stock ($109 equity) and the addition to common stock equity of approximately 482 shares of $1.00 par Black Hills common stock ($482 equity). Changes to additional paid-in capital reflect $12,018 for Black Hills common stock issued with the merger plus the elimination of Mallon’s $92,973 in additional paid in capital. Mallon’s retained earnings are also eliminated.

(i)

Reflects revision of historical depreciation and depletion to account for the adjustment of Mallon’s historical book value of assets to fair value, and the combining of Mallon’s and Black Hills’ reserves for full cost calculation method calculation of reserve depletion as follows:

	Year ended Dec. 31, 2001	Nine months ended Sept. 30, 2002
Mallon historical depreciation and depletion	$7,399	$4,001
Black Hills historical depreciation and depletion	7,698	6,097

Total historical depreciation and depletion	15,097	10,098
Revised combined depreciation and depletion	11,724	9,356

Adjustment required	$3,373	$742

(j)	Reflects reduction to interest expense due to lower interest rates that would have been realized under Black Hills’ credit facilities as follows:

	Year ended Dec. 31, 2001	Nine months ended Sept. 30, 2002
Mallon average interest rate	10.7%	11.4%
Black Hills average interest rate on its credit facility	4.7%	2.8%

(k)

During the year ended December 31, 2001 and the nine months ended September 30, 2002, Mallon recognized no tax benefit related to the losses it had incurred as it recognized a full valuation allowance against the deferred tax benefits that would have been recognized for the net operating loss carry forwards available to offset future taxable income. Pro forma reflects tax benefits that Mallon would have realized under Black Hills’ tax structure:

	Year ended Dec. 31, 2001	Nine months ended Sept. 30, 2002
Mallon pre tax loss	$(31,365)	$(8,523)
Pro forma income adjustments	6,589	3,111

Adjusted pre tax loss	(24,776)	(5,412)
Statutory rate	35%	35%

Tax benefit	$8,672	$1,894